Evoqua Provides COVID-19 Business Update
and Announces Second Quarter 2020 Earnings Call and Webcast Date

PITTSBURGH, April 14, 2020 -- Evoqua Water Technologies Corp. (NYSE: AQUA), an industry leader in mission-critical water treatment solutions, today provided a business update in light of the expanding impact of COVID-19, withdrew its previously announced fiscal year 2020 guidance and announced plans to hold its second quarter earnings conference call on Wednesday, May 6 at 10:00 a.m. E.T.  A press release detailing the company’s second quarter 2020 results will be issued prior to the call.

Evoqua is an essential business that continues to operate during the COVID-19 global pandemic, providing mission critical water service and support to both government and private water systems, including many life-sustaining end markets. Core end markets served by Evoqua include hospitals, labs, pharmaceuticals, food and beverage processing, municipal water and wastewater treatment, and industrial operations, such as power plants and hydrocarbon and chemical processing facilities, each of which has a critical reliance on safe, clean water for operations.

Mr. Ron Keating, Evoqua’s Chief Executive Officer stated, “These times are unprecedented. Conventional norms are changing and being challenged across our personal and business lives. We would like to thank our employees and their families who are going above and beyond under these trying circumstances. In particular, we recognize our service technicians and product specialists who are entering COVID-19 hot spots, such as hospitals and laboratories, to ensure mission critical operational uptime. We also express our heartfelt concern for those inflicted with COVID-19, and we salute the courage and empathy shown by healthcare clinicians and caregivers throughout the world. Evoqua is engaged in local market activities to provide comfort and support to those in need, including increasing contributions to local charities."

Mr. Keating continued, "In addition to supporting our employees and communities, we are focused on servicing our customers and maintaining our liquidity and financial stability. Beyond COVID-19, we continue to believe the favorable macro-water trends will remain a critical global driver, and by managing our business and aligning our cost structure in support of our business priorities, we will be well prepared to respond."

Near-term business priorities:

•	Protect the health and safety of our employees, customers and supply chain partners

◦	Follow recommended CDC and other international, federal, state and local guidelines

•	Provide ongoing customer service and support

◦	Maximize customers' operating uptime

◦	Maintain business continuity for critical service and manufacturing facilities and offices

•	Ensure business resiliency, liquidity and financial strength

◦	Maintain supply chain integrity

◦	Manage for cash and liquidity

Mr. Keating stated, “We are pleased that our Q2 performance is expected to be above the range we communicated in our February first quarter earnings call. Our liquidity is solid, and our order book continued to grow through the end of the second quarter. Looking forward, uneven customer demand is expected across the diverse set of served end markets, with several essential markets currently performing quite well while other market segments may experience challenges. For example, hospital, laboratory and pharmaceutical customers are showing signs of increasing demand, while certain operations of our industrial customers have come under pressure. Due to the evolving nature of COVID-19, it is too early to determine the impact of the pandemic, and as a result we have decided to withdraw our previously communicated full-year fiscal 2020 guidance."

Q2 update:

•	Financial results expected to be above the range previously communicated on February 4, 2020

•	Book to bill above 1.0 at March 31, 2020

•	Available liquidity at March 31, 2020 was approximately $220 million, consisting of cash plus undrawn availability under the revolving credit facility

•	No significant maturities due until December 2022 ($125 million revolver) and December 2024
(First Lien Term Loan)

FY 2020 update:

•	Withdrawing FY 2020 guidance previously communicated on February 4, 2020

Q2 2020 earnings conference call details:

Evoqua plans to report second quarter of fiscal 2020 results on May 6, 2020 and conduct a teleconference at 10:00 a.m. E.T. The information to join the Evoqua earnings conference call is below:

Conference telephone number:
US Participant Dial-in:         (866) 690-2108
International Participant Dial-in:    (918) 398-8081
Conference ID:              3493814
This call will be recorded.
US Replay:                 (855-859-2056)
International Replay:             (404) 537-3406

Replay available:	Beginning 1:00 p.m. EST on May 6 until
11:59 p.m. on May 20, 2020

Conference ID:	3493814

The live audio webcast and presentation slides for the call will be accessible via Evoqua's Investor Relations website, http://aqua.evoqua.com/.  The link to the webcast replay as well as the presentation slides will also be posted on Evoqua's Investor Relations website.

About Evoqua Water Technologies
Evoqua Water Technologies is a leading provider of mission-critical water and wastewater treatment solutions, offering a broad portfolio of products, services and expertise to support industrial, municipal and recreational customers who value water. Evoqua has worked to protect water, the environment and its employees for more than 100 years, earning a reputation for quality, safety and reliability around the world. Headquartered in Pittsburgh, Pennsylvania, the company operates in more than 160 locations across ten countries. Serving more than 38,000 customers and 200,000 installations worldwide, our employees are united by a common purpose: Transforming Water. Enriching Life.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, general global economic and business conditions, including related to the impact of COVID-19 and disruptions in the global oil markets; our ability to execute projects in a timely manner; our ability to accurately predict the timing of contract awards; material and other cost inflation and our ability to mitigate the impact of inflation by increasing selling prices and improving our productivity efficiencies; our ability to achieve the expected benefits of our restructuring actions and restructuring of our business into two segments; our ability to compete successfully in our markets; our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins; our ability to implement our growth strategy, including acquisitions and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; risks associated with product defects and unanticipated or improper use of our products; the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees; our ability to meet our customers’ safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases; litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects; seasonality of sales and weather conditions; risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers; the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion; risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith; risks associated with international sales and operations, including our operations in China; our ability to adequately protect our intellectual property from third-party infringement; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to our substantial indebtedness; our need for a significant amount of cash, which depends on many factors beyond our control; AEA’s influence over us; and other factors described in the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as filed with the SEC on November 25, 2019 and in other periodic reports we file with the SEC. All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, expectations for fiscal 2020 and statements related to COVID-19, the impact of which remains inherently uncertain. The above discussion of performance in the second quarter of fiscal 2020 is preliminary and based solely on information available to us as of the date hereof, and remains subject to quarter-end closing processes and the completion of the review of our unaudited consolidated financial statements by our independent public accounting firm. Additionally, any forward-looking statements made in this press release speak only as of the date of this release. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise. These forward-

looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

Contacts:

Investors
Dan Brailer
Vice President, Investor Relations
Evoqua Water Technologies
Telephone: 724-720-1605
Email: dan.brailer@evoqua.com

Media
Lisa Marchewka
Vice President, Brand and Strategy
Evoqua Water Technologies
Telephone: 978-614-7219
Email: lisa.marchewka@evoqua.com